Exhibit 99.1

Echo Global Logistics Reports Record Second Quarter Results; Revenue up 22% Year Over Year

CHICAGO, IL — (Marketwired) — 8/5/15 — Echo Global Logistics, Inc. (NASDAQ: ECHO) (“Echo” or the “Company”), a leading provider of technology-enabled transportation management services, reported today financial results for the quarter ended June 30, 2015.

“Echo continued to deliver strong results in a quarter where we closed the transformational acquisition of Command Transportation, drove strong organic growth in a softer market, and expanded our net revenue margins while significantly increasing our truckload business,” said Doug Waggoner, Chairman and Chief Executive Officer of Echo. “Even more powerful is our prospect for future growth, as we have successfully kicked off our integration with Command, which will dramatically improve our truckload brokerage capabilities through a substantial increase in capacity and network density.”

Q2 2015 Highlights

•                  Total revenue increased by 22% to $372 million from the second quarter of 2014

•                  Truckload volume increased by 42% from the second quarter of 2014

•                  Total net revenue increased by 30% to $70 million from the second quarter of 2014(1)(3)

•                  Non-GAAP EBITDA increased by 30% to $16.8 million from the second quarter of 2014(2)(3)

(1)         Non-GAAP financial measure calculated as total revenue less transportation costs.

(2)         Excludes the effects of changes in contingent consideration payable, depreciation/amortization, acquisition-related transaction costs, other expense, stock compensation, interest expense and income taxes.

(3)         For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Non-GAAP Financial Measures.”

Summarized financial results and select operating metrics follow:

	Three months ended June,
Dollars in millions, except per share data	2015	2014	% change
	(unaudited)
Revenue:
Transactional	$295.3	$226.9	30.2%
Managed Transportation	76.3	78.2	-2.4%
Total Revenue	371.6	305.1	21.8%

Net revenue (1)	69.5	53.3	30.4%

Non-GAAP Operating expenses (1)
Commissions	20.4	14.8	38.4%
Selling, general and administrative	32.3	25.6	25.7%
Total operating expenses (1)	52.7	40.4	30.4%

Non-GAAP EBITDA (1)	16.8	12.9	30.5%
Depreciation	2.9	2.4	20.5%
Non-GAAP Operating income (1)	13.9	10.5	32.8%
Interest expense (income)	1.0	0.0	3745.4%
Other expense	0.1	0.1	107.5%
Non-GAAP Income before taxes (1)	12.8	10.4	23.0%

Income taxes (1)	4.5	4.0	13.3%

Non-GAAP Net Income (1)	8.3	6.4	29.0%

Non-GAAP Fully Diluted EPS (1)	$0.30	$0.27	9.5%
Diluted shares	27.7	23.5

(1) See “Non-GAAP Financial Measures” section within this Press Release for a discussion of the reconciliation of the Non-GAAP items to the nearest GAAP financial measure.

	Three months ended June,
Reconciliation of Non-GAAP Financial Measures	2015	2014	% change
	(unaudited)
Total Revenue	$371.6	$305.1	21.8%
Less: Transportation Costs	302.1	251.8	20.0%
Net Revenue (1)	69.5	53.3	30.4%

Non-GAAP EBITDA (1)	16.8	12.9	30.5%
Change in contingent consideration payable	(0.3)	(1.1)	-75.9%
Depreciation	(2.9)	(2.4)	20.5%
Amortization	(2.3)	(1.0)	139.4%
Acquisition-related transaction costs	(5.9)	(0.4)	1490.2%
Noncash interest expense	(1.3)	—	—
Term Loan B commitment fees (non-recurring interest expense)	(2.0)	—	—
Stock compensation expense	(2.6)	(1.1)	136.5%
Interest expense	(1.0)	(0.0)	3745.4%
Other expense	(0.1)	(0.1)	107.5%
Income taxes	0.9	(2.6)	-133.5%
Net Income/(Loss)	(0.7)	4.2	-116.1%

Non-GAAP EBITDA Margin (1)	24.2%	24.2%	2	bps
Effect of change in contingent consideration payable, depreciation/amortization, acquisition-related transaction costs, and stock compensation	(20.1)%	(11.2)%	(892	)bps
Operating Margin (% of Net Revenue)	4.1%	13.0%	(890	)bps

Non-GAAP Operating Income (1)	13.9	10.5	32.8%
Change in contingent consideration payable	(0.3)	(1.1)	-75.9%
Amortization	(2.3)	(1.0)	139.4%
Acquisition-related transaction costs	(5.9)	(0.4)	1490.2%
Stock compensation expense	(2.6)	(1.1)	136.5%
Operating Income	2.8	6.9	-59.0%

Non-GAAP Net Income (1)	8.3	6.4	29.0%
Change in contingent consideration payable	(0.3)	(1.1)	-75.9%
Amortization	(2.3)	(1.0)	139.4%
Acquisition-related transaction costs	(5.9)	(0.4)	1490.2%
Noncash interest expense	(1.3)	—	—
Term Loan B commitment fees (non-recurring interest expense)	(2.0)	—	—
Stock compensation expense	(2.6)	(1.1)	136.5%
Income taxes	5.4	1.4	300.0%
Net Income/(Loss)	(0.7)	4.2	-116.1%

Non-GAAP Fully Diluted EPS (1)	$0.30	$0.27	9.5%
Effect of change in contingent consideration payable, amortization, acquisition-related transaction costs, non cash interest expense, Term Loan B commitment fees and stock compensation, net of tax	(0.33)	(0.09)	254.0%
Fully Diluted EPS	$(0.03)	$0.18	-116.7%

Operating Metrics
Net revenue margin	18.7%	17.5%	123	bps
Non-GAAP EBITDA margin (% of net revenue) (1)	24.2%	24.2%	2	bps
Total employees	2,430	1,581	53.7%
Sales employees and agents	1,687	1,028	64.1%
Truckload (TL) Revenue %	61.3%	52.4%	884	bps
Less Than Truckload (LTL) Revenue %	32.0%	36.4%	(447	)bps
Intermodal Revenue %	4.9%	6.4%	(153	)bps

(1) See “Non-GAAP Financial Measures” section within this Press Release for a discussion of the reconciliation of the Non-GAAP items to the nearest GAAP financial measure.

Acquisition of Command Transportation

On June 1, 2015, the Company announced the completion of its acquisition of Command Transportation, LLC (“Command”). In addition, Paul Loeb was appointed to the Echo Board of Directors, expanding the Board to seven directors.

“We continue to believe the integration of Command will create significant value and our management teams are working very closely together as we have begun to combine operations in advance of technology integration where appropriate,” said Mr. Waggoner. “We remain very excited about the power of the Command TL application when combined with the LTL and Managed Transportation capabilities of Echo. The quality of the individuals on the Command team, our experience with our 19 prior acquisitions, and the similarity of our respective business models, is positioning us to fully and effectively integrate our business to create a powerful market competitor.”

2015 Full Year Guidance and Long Term Targets

“In light of the Command acquisition, we are updating guidance and expect full year 2015 revenue to be in the range of $1.525 billion to $1.575 billion,” said Kyle Sauers, Chief Financial Officer of Echo. “At the same time, we are increasing our long-term targets to $3 billion in revenue and non-GAAP EBITDA of $150 million for 2018.”

Conference Call

A conference call, with accompanying presentation slides, will be broadcast live on August 5, 2015 at 4:00 p.m. Central Time (5:00 p.m. Eastern Time). Doug Waggoner, Chairman and Chief Executive Officer; Dave Menzel, President and Chief Operating Officer; and Kyle Sauers, Chief Financial Officer, will host the call. To participate in the call, dial 877-303-6235 (toll free) or 631-291-4837 (toll) and reference “Echo Global Logistics.” To listen to a live webcast of the call, visit the Echo website at http://ir.echo.com. A replay of the webcast will be available for one year following the live webcast in the Investor Relations section of the Echo website. To listen to an audio replay, call 855-859-2056 (toll free) or 404-537-3406 (toll) and enter conference ID 83109929. The audio replay will be available through August 12, 2015.

Non-GAAP Financial Measures

This release includes the following financial measures defined as “Non-GAAP financial measures” by the Securities and Exchange Commission (the “SEC”): Total Net Revenue, Non-GAAP Operating Expenses, Non-GAAP EBITDA, Non-GAAP Operating Income, Non-GAAP EBITDA Margin, Non-GAAP Net Income and Non-GAAP Fully Diluted EPS. Total net revenue is calculated as total revenue less transportation costs.  Non-GAAP Operating expenses describe operating expenses excluding the effects of changes in contingent consideration payable, depreciation/amortization, acquisition-related transaction costs and stock compensation.  Non-GAAP EBITDA and Non-GAAP EBITDA Margin describe net income and operating margin excluding the effects of changes in contingent consideration payable, depreciation/amortization, acquisition-related transaction costs, stock compensation, interest expense and income taxes.  Non-GAAP Net Income describes net income excluding changes in contingent consideration payable, amortization, acquisition-related transaction costs, stock compensation expense, non-cash interest expense and Term Loan B commitment fees, net of their related tax impact.  Non-GAAP Fully Diluted EPS describes fully diluted EPS excluding changes in contingent consideration payable, amortization, acquisition-related transaction costs, non-cash interest expense, Term Loan B commitment fees, stock compensation expense and their related tax impacts. We believe such measures provide useful information to investors because they provide information about the financial performance of the Company’s ongoing business.

Total Net Revenue, Non-GAAP operating expenses, Non-GAAP EBITDA, Non-GAAP Operating Income, Non-GAAP EBITDA Margin, Non-GAAP Net Income, and Non-GAAP Fully Diluted EPS are used by management in its financial and operational decision-making and evaluation of overall operating performance. These measures may be different from similar measures used by other companies. The presentation of this financial information, which is not prepared under any comprehensive set of accounting rules or principles, is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with generally accepted accounting principles. For a reconciliation of each non-GAAP financial measure to the nearest comparable GAAP financial measure, see “Reconciliation of Non-GAAP Financial Measures” included in this release.

Forward-Looking Statements

This release contains statements relating to future results. These statements are forward-looking statements under the federal securities laws. We can give no assurance that any future results discussed in these statements will be achieved. Any forward-looking statements represent our views only as of today and should not be relied upon as representing our views as of any subsequent date. These statements are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from the statements contained in this release. For a discussion of important factors that could affect our actual results, please refer to our SEC filings, including the “Risk Factors” section of our Form 10-K for the year ended December 31, 2014 and Form 10-Q for the quarter ended March 31, 2015, that we filed with the SEC.

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(Unaudited)		(Unaudited)
REVENUE	$371,642,242	$305,119,867	$655,133,816	$552,790,084

COSTS AND EXPENSES
Transportation costs	302,100,945	251,782,397	532,340,803	457,242,488
Selling, general, and administrative expenses	61,450,284	42,999,630	105,478,097	78,271,950
Depreciation and amortization	5,251,020	3,410,246	9,124,157	6,366,350
INCOME FROM OPERATIONS	2,839,993	6,927,594	8,190,759	10,909,296
INTEREST / OTHER EXPENSE	(4,400,621)	(62,398)	(4,490,610)	(117,325)
INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	(1,560,628)	6,865,196	3,700,149	10,791,971
INCOME TAX BENEFIT (EXPENSE)	879,000	(2,620,979)	(1,054,000)	(4,117,795)
NET INCOME / (LOSS)	$(681,628)	$4,244,217	$2,646,149	$6,674,176

Basic net income / (loss) per share	$(0.03)	$0.18	$0.10	$0.29
Diluted net income / (loss) per share	$(0.03)	$0.18	$0.10	$0.28

Echo Global Logistics, Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2015	2014
	(unaudited)
Cash and cash equivalents	$57,647,170	$32,542,119
Accounts receivable, net of allowance for doubtful accounts	225,048,292	145,198,419
Prepaid expenses	4,331,478	2,849,011
Other current assets	4,409,813	5,078,038
Total long term assets	490,386,082	130,376,607
Total assets	$781,822,835	$316,044,194

Accounts payable — trade	$133,905,383	$85,999,784
Other current liabilities	28,078,466	41,246,588
Deferred income taxes	14,634,558	4,333,635
Convertible notes, net	193,410,486	—
Other long term liabilities	30,866,268	2,590,009
Stockholders’ equity	380,927,674	181,874,178
Total liabilities and stockholders’ equity	$781,822,835	$316,044,194

Echo Global Logistics, Inc.

Condensed Consolidated Statements of Cash Flows

	Six Months Ended June 30,
	2015	2014
	(Unaudited)
Net cash provided by operating activities	$34,666,999	$18,373,724

Net cash used in investing activities	(397,116,949)	(41,440,716)

Net cash provided by (used in) financing activities	387,555,001	(2,074,294)

Increase (Decrease) in cash and cash equivalents	25,105,051	(25,141,286)
Cash and cash equivalents, beginning of period	32,542,119	52,506,560
Cash and cash equivalents, end of period	$57,647,170	$27,365,274

About Echo Global Logistics

Echo Global Logistics, Inc. (NASDAQ: ECHO) is a leading provider of technology-enabled transportation and supply chain management services. Headquartered in Chicago with more than 30 offices around the country, Echo offers freight brokerage and Managed Transportation solutions for all major modes, including TL, partial TL, LTL, intermodal, and expedited. Echo maintains a proprietary, web-based technology platform that compiles and analyzes data from its network of over 30,000 transportation providers to serve clients across a wide range of industries and simplify the critical tasks involved in transportation management. For more information on Echo Global Logistics, visit: www.echo.com.

ECHO: Earnings

INVESTOR RELATIONS CONTACTS:

Kyle Sauers
Chief Financial Officer

Echo Global Logistics
312-784-7695

Zach Jecklin
Director of Finance
Echo Global Logistics
312-784-2046

MEDIA CONTACTS:
Christopher Clemmensen
SVP of Marketing
Echo Global Logistics
312-784-2132

Hanni Itah
Director, Client Relations
SSPR
847-415-9324